Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2011 with respect to the financial statements of Sprott Physical Silver Trust (the “Trust”) as at December 31, 2010, included in this Registration Statement on Form F-1 and related Prospectus of the Trust dated March 9, 2011.

Toronto, Canada	Chartered Accountants
March 9, 2011	Licensed Public Accountants